Exhibit 10.1

CONSENT AND WAIVER

THIS CONSENT AND WAIVER, dated as of May 20, 2009 (this “Consent”), is by and among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), certain Domestic Subsidiaries of the Borrower party hereto (the “Guarantors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent are parties to that certain Credit Agreement dated as of June 18, 2004 (as previously amended and modified and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

WHEREAS, the Borrower intends to enter into certain contractual obligations with one or more private investment funds (“Investment Funds”) and/or one or more holders (the “Convertible Note Holders”) of the Borrower’s 2.125% convertible senior subordinated notes due 2024 (the “Convertible Notes”), in each case for the issuance of convertible preferred Capital Stock (“Preferred Stock”) and/or common stock (the “Common Stock”; together with the Preferred Stock, the “Stock Issuance”) in exchange for (a) with respect to the Investment Funds, cash and (b) with respect to the Convertible Note Holders, the retirement of the Convertible Notes held by such Convertible Note Holders;

WHEREAS, the Borrower may not be in compliance with the financial covenants (the “Financial Covenants”) set forth in Section 5.9(a), (b) and (c) of the Credit Agreement for a period beginning with the fiscal quarter of the Borrower ended May 3, 2009 and ending on July 15, 2009 (the “Waiver Period”);

WHEREAS, the Borrower has requested that the Required Lenders (a) consent to the execution by the Borrower of documentation relating to the Stock Issuance, (b) waive any Default or Event of Default resulting from the execution of such documentation under (i) the definition of the term “Change of Control” in Section 1.1 of the Credit Agreement and (ii) Section 6.1 of the Credit Agreement (collectively, the “Potential Defaults”) and (c) waive compliance with the Financial Covenants during the Waiver Period; and

WHEREAS, the Required Lenders are willing to (a) consent to the execution by the Borrower of documentation relating to the Stock Issuance, (b) waive the Potential Defaults and (c) waive compliance with the Financial Covenants during the Waiver Period, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

CONSENT AND WAIVER

1.1 Consent and Waiver.

(a) Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby (i) consent to the execution by the Borrower of documentation relating to the Stock Issuance and agree that the contracting for, and execution of such documentation shall not (A) result in a “Change of Control” as defined in Section 1.1 of the Credit Agreement or (B) violate the provisions of Section 6.1 of the Credit Agreement and (ii) waive the Potential Defaults resulting from the execution by the Borrower of documentation relating to the Stock Issuance; provided that it is acknowledged and agreed that such consent and waiver shall relate only to the contracting for, and execution of such documentation and shall not be a consent to, or waiver of, any Default or Event of Default, any mandatory prepayment obligation or other requirement that would otherwise exist or arise from, such Stock Issuance.

(b) Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive compliance by the Credit Parties with the Financial Covenants; provided that (i) such waiver shall only be effective during the Waiver Period and (ii) during the Waiver Period, the Credit Parties shall continue to provide the financial information required pursuant to Section 5.1 and 5.2 of the Credit Agreement (including, without limitation, the compliance certificate required by Section 5.2(b) setting forth calculations with respect to the Financial Covenants). Immediately upon the expiration of the Waiver Period, the Credit Parties will be subject to the financial covenants set forth in Section 5.9 of the Credit Agreement and compliance with such financial covenants will be tested based on the financial information provided pursuant to Sections 5.1 and 5.2 of the Credit Agreement for the fiscal quarter most recently ended prior to the expiration of the Waiver Period. For the avoidance of doubt, upon the expiration of the Waiver Period, if the Credit Parties are not in compliance with the financial covenants set forth in Section 5.9 of the Credit Agreement (as calculated in accordance with the requirements of the foregoing sentence), then such non-compliance will constitute an Event of Default and the Lenders shall be immediately entitled to exercise any or all of their rights and remedies arising in respect thereof. For purposes of this Section 1.1(b), on July 15, 2009 the Waiver Period shall be automatically extended until September 15, 2009 to the extent the Administrative Agent has received satisfactory evidence that the Borrower has entered into a definitive agreement for the issuance of the Preferred Stock which is in full force and effect as of such date.

1.2 Effectiveness of Consent and Waiver. This Consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach or default nor as a waiver of any breach or default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement, except as specifically consented to pursuant to the terms hereof, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) except as consented to and waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

1.3 Agreements Regarding Deposit and Securities Accounts.

(a) Each of the Credit Parties hereby agrees that, beginning with the date that is thirty (30) days after the date hereof (or such longer time as agreed to by the Administrative Agent), each of the Credit Parties will not open, maintain or otherwise have any checking, savings, securities or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (i) deposit accounts that are subject to a deposit account control agreement in favor of the Administrative Agent, for the benefit of the Lenders, on terms and conditions satisfactory to the Administrative Agent, (ii) securities accounts that are subject to a securities account control agreement in favor of the Administrative Agent, for the benefit of the Lenders, on terms and conditions satisfactory to the Administrative Agent, (iii) deposit accounts established solely as payroll and other zero balance accounts and (iv) other accounts, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $500,000.

(b) Each of the Credit Parties hereby agrees that, from and after the date hereof, each of the Credit Parties will not open, maintain or otherwise have any checking, savings, securities or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (i) accounts with a Lender and (ii) other accounts, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $500,000.

1.4 Revolver Availability.

Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders hereby agrees that from and after the Consent & Waiver Effective Date, the Borrower shall not request, and the Administrative Agent, the Swingline Lender, the Issuing Lender and the Lenders shall have no obligation to make or issue (as applicable), any Revolving Loan, Swingline Loan or Letter of Credit, in each case to or for the benefit (as applicable) of the Borrower or any other Credit Parties (other than Revolving Loans made to reimburse drawings under Letters of Credit to the extent required by Section 2.3 of the Credit Agreement).

1.5 Letters of Credit.

In anticipation of the expiration of the letter of credit subfacility in Section 2.3 of the Credit Agreement on the Revolving Commitment Termination Date, the parties hereto acknowledge and agree that, notwithstanding the terms of the Credit Agreement to the contrary, (a) the Credit Parties may have letters of credit issued or outstanding in an aggregate face amount (when combined with the aggregate face amount of all Letters of Credit outstanding under the Credit Agreement) not to exceed $14,000,000 and (b) such letters of credit may be secured by cash collateral pledged by the Credit Parties in favor of the issuing bank of such letters of credit in an aggregate amount not to exceed $14,000,000.

SECTION 2

CLOSING CONDITIONS

2.1 Closing Conditions. This Consent shall become effective as of the day and year set forth above (the “Consent & Waiver Effective Date”) upon satisfaction (or waiver) of the following conditions (in form and substance reasonably acceptable to the Administrative Agent) on or prior to May 21, 2009:

(a) Executed Consent. The Administrative Agent shall have received a copy of this Consent duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b) Executed Lender Consents. The Administrative Agent shall have received executed lender consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Consent on their behalf. The delivery by the Administrative Agent of its signature page to this Consent shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower, on behalf of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 2:00 P.M. (EST) on May 20, 2009, a consent fee in an amount equal to 12.5 basis points on (A) the aggregate Revolving Commitments of such approving Revolving Lenders and (B) the outstanding principal amount of the Tranche B Term Loan held by such approving Term Loan Lenders. In addition, the Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(d) Letters of Credit. The Borrower shall have provided to Wachovia Bank, National Association, as Issuing Lender, cash collateral in an amount equal to 105% of all LOC Obligations as of the date hereof on terms and conditions satisfactory to the Issuing Lender.

(e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Consent shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 3

MISCELLANEOUS

3.1 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Consent.

(b) This Consent has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Consent.

(d) After giving effect to this Consent, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof except for those which expressly relate to an earlier date.

(e) After giving effect to this Consent, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) The Credit Party Obligations are not reduced or modified by this Consent and are not subject to any offsets, defenses or counterclaims.

3.2 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.3 Instrument Pursuant to Credit Agreement. This Consent is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. Each party to this Consent hereby agrees that a breach of the terms of this Consent by any Credit Party shall constitute an immediate Event of Default pursuant to the Credit Agreement.

3.4 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Consent.

3.5 No Actions, Claims, Etc. Each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.6 General Release. In consideration of the Administrative Agent entering into this Consent, each Credit Party hereby releases the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damage and liabilities arising out of such person’s gross negligence, bad faith or willful misconduct.

3.7 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Consent, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, and all previously incurred fees and expenses which remain outstanding on the date hereof.

3.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

3.9 Counterparts/Telecopy. This Consent may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Consent by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

3.10 Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11 Consent to Jurisdiction; Service of Process; Arbitration; Waivers of Jury Trial and Consequential Damages. The jurisdiction, service of process, arbitration and waiver of jury trial and consequential damages provisions set forth in Sections 9.13, 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.12 Entirety. This Consent and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

[Signature Pages to Follow]

NCI BUILDINGS SYSTEMS, INC.

CONSENT AND WAIVER

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

BORROWER:	NCI BUILDING SYSTEMS, INC.

By:
Name:
Title:

GUARANTORS:	NCI GROUP, INC.

By:
Name:
Title:

ROBERTSON-CECO II CORPORATION

By:
Name:
Title:

STEELBUILDING.COM, INC.

By:
Name:
Title:

NCI BUILDINGS SYSTEMS, INC.

CONSENT AND WAIVER

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders and as a Lender

By:
Name:
Title:

EXHIBIT a

FORM OF

LENDER CONSENT

See Attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of June 18, 2004 (as previously amended and modified, the “Credit Agreement”), by and among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), certain Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the Consent and Waiver, to be dated on or about May 20, 2009, by and among the Borrower, the Guarantors and the Administrative Agent, on behalf of the Lenders (the “Consent”) and hereby authorizes the Administrative Agent to execute and deliver the Consent on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Consent and the Credit Agreement.

Delivery of this Lender Consent by telecopy or other electronic means shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the          day of             , 2009.

,
as a Lender

By:
Name:
Title: